Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2016

FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

San Diego, CA – June 2, 2016 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT: MCZ), today announced financial results for the fiscal 2016 fourth quarter and full year ended March 31, 2016.

Key Highlights of Fiscal 2016 Fourth Quarter and Subsequent:

•

Fiscal 2016 fourth quarter net sales increased 4% over the prior year fourth quarter to $17.1 million, driven by a 57% increase in net sales to the Americas and a 7% increase in net sales to APAC, partially offset by a 30% decrease in net sales to EMEA;

•

Gross margin declined to (5.1%) from 23.4% in the prior year quarter, driven by $6.8 million of charges related to Rock Band 4 for inventory write-downs, material authorizations and price reductions with retailers;

•	Total operating expenses increased 36% from the prior year period to $8.4 million, including $3.0 million for severance and restructuring costs;

•	Operating loss was ($9.3 million), compared to ($2.3 million) in the prior year;

•	Diluted net loss per share was ($0.10), compared to diluted net income per share of $0.09 in the prior year;

•	Net position of bank loans, less cash and restricted cash, was $13.0 million at March 31, 2016, compared to $17.7 million at December 31, 2015 and $2.8 million at March 31, 2015;

•	Sold no shares under the “At-the-Market” (“ATM”) equity offering program;

•	Announced “Designed for Samsung” versions of the Micro C.T.R.L.R™ Mobile Gamepad and S.U.R.F.R™ Wireless Media and Game Controller;

•	Voluntarily delisted common shares from the Toronto Stock Exchange as part of ongoing measures aimed at lowering operating costs;

•	Shipped new range of Street Fighter™ V licensed controllers, including fightsticks, Tournament Edition fightsticks and fightpad controllers;

•	Announced the X-56 Rhino H.O.T.A.S. Advanced Flight Control System™, the Company’s newest addition to its Saitek Pro Flight Range of PC-based simulation accessories;

•

Completed restructuring plan focused on lowering operating costs, increasing efficiencies and better aligning the Company’s resources with its needs and goals, with the expectation of generating annualized net savings of $6 million to $7 million starting in the first quarter of Fiscal 2017; and,

•	Agreement with Harmonix for Rock Band 4 was terminated resulting in a 120-day wind-down period, ending September 6, 2016, to sell remaining $8.3 million of Rock Band 4 inventory.

Key Financial Highlights of Fiscal 2016:

•

Fiscal 2016 net sales increased 55% over the prior year to $134.1 million, driven by a 215% increase in net sales to the Americas, partially offset by a 17% decrease in net sales to EMEA and 35% decrease in net sales in APAC;

•	Gross margin was 16.7%, compared to 27.7% in Fiscal 2015;

•	Total operating expenses in Fiscal 2016 increased 25% year-over-year to $31.8 million;

•	Operating loss for Fiscal 2016 was ($9.4 million), compared to an operating loss of ($1.6 million) for the prior year; and,

•	Diluted net loss per share in Fiscal 2016 was ($0.16), compared to diluted net income per share of $0.07 in the prior year.

Summary of Financials

(in thousands, except margins and per share data)

	Three Months				Year Ended
	Ended March 31,				Ended March 31,
	2016	2015	Change		2016	2015	Change
Net sales	$17,144	$16,558	4%		$134,074	$86,223	55%
Gross (loss) profit	(873)	3,872	(123%)		22,416	23,844	(6%)
Total operating expenses	8,408	6,167	36%		31,779	25,487	25%

Operating loss	(9,281)	(2,295)	304%		(9,363)	(1,643)	470%

Net (loss) income	(7,263)	5,556	(231%)		(11,620)	4,747	(345%)

Net (loss) income per share, basic and diluted	($0.10)	$0.09	(211%)		($0.16)	$0.07	(329%)

Gross margin	(5.1%)	23.4%	(2,850	) bps	16.7%	27.7%	(1,100	) bps
Adjusted EBITDA (loss) (1)	($8,389)	($1,841)	356%		($7,113)	$315	(2358%)

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 8.

Commenting on the Company’s Fiscal 2016 fourth quarter and full year results, David McKeon, Chief Financial Officer of Mad Catz, said, “The fourth quarter of Fiscal 2016 wrapped up a mixed year for Mad Catz. While we saw strong top-line results in the quarter and full year driven by sales of Rock Band 4 products, weaker than expected consumer demand for Rock Band 4 led to lower gross profit margins, higher expenses and a loss of $0.16 per share for the full year.”

“Despite the Rock Band 4-related challenges, Mad Catz did make some notable progress in the Fiscal 2016 fourth quarter. We saw improved sales of our audio and fightstick products for next generation consoles and continued development work which will allow us to further refresh our core product lines. In addition, we completed a significant restructuring program that will save the Company approximately $6 to $7 million on an annualized basis beginning in the first quarter of Fiscal 2017. While there is much work to be done and we continue to have working capital constraints, we are confident that Fiscal 2017 will benefit from the Company’s recent efforts.”

Summary of Key Sales Metrics

	Three Months			Year Ended
	Ended March 31,			Ended March 31,
(in thousands)	2016	2015	Change	2016	2015	Change
Net Sales by Geography
Americas	$8,840	$5,615	57%	$87,843	$27,897	215%
EMEA	6,386	9,143	(30%)	38,386	46,247	(17%)
APAC	1,918	1,800	7%	7,845	12,079	(35%)

	$17,144	$16,558	4%	$134,074	$86,223	55%

Sales by Platform as a % of Gross Sales
Next gen consoles (a)	62%	24%		70%	21%
PC and Mac	25%	52%		19%	46%
Universal	8%	17%		7%	22%
Smart devices	4%	5%		3%	7%
Legacy consoles (b)	1%	2%		1%	4%

	100%	100%		100%	100%

Sales by Category as a % of Gross Sales
Specialty controllers	53%	31%		64%	25%
Audio	31%	40%		20%	42%
Mice and keyboards	11%	22%		9%	23%
Accessories	2%	2%		3%	3%
Games and other	1%	1%		2%	1%
Controllers	2%	4%		2%	6%

	100%	100%		100%	100%

Sales by Brand as a % of Gross Sales
Mad Catz	62%	34%		71%	34%
Tritton	26%	37%		18%	39%
Saitek	11%	25%		9%	19%
Other	1%	4%		2%	8%

	100%	100%		100%	100%

(a)	Includes products developed for Xbox One and PlayStation 4.
(b)	Includes products developed for Xbox 360 and PlayStation 3.

Karen McGinnis, President and Chief Executive Officer of Mad Catz, commented, “The past few months have been an incredibly busy time at Mad Catz, a time of great change that we are confident will result in improvements across key operational and financial metrics. Each of our initial objectives has been executed with incredible speed, many of them already showing a positive impact on the Company’s operations and financial results.”

“Looking ahead, we’re starting the new fiscal year with a strong management team in place and with smart and dedicated employees who have already begun executing our vision and strategy. We believe Fiscal 2017 will be a year of hard work, steady improvement and execution. Our future will be based on our ability to innovate, execute and make continued progress towards sustainable and profitable growth.”

Going Concern Explanatory Paragraph in Audit Opinion

Pursuant to the disclosure requirements of NYSE MKT Company Guide Section 610(b), the Company is reporting that its audited consolidated financial statements for the fiscal year ended March 31, 2016, included in the Company’s Annual Report on Form 10-K which it expects to file with the Securities and Exchange Commission on or about June 2, 2016, will contain an audit opinion from its independent registered public accounting firm that includes an explanatory paragraph related to the Company’s ability to continue as a going concern.

Management Conference Call Webcast

The Company will host a conference call and simultaneous webcast on June 2, 2016, at 5:00 p.m. ET, which can be accessed by dialing (303) 223-2684. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or via telephone at (800) 633-8284 (reservation #21811928) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to gamers and simulation enthusiasts across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other smart devices. We distribute our products through many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “seek,” “anticipate,” “estimate,” “expect,” “believe,” and “intend” and statements that an event or result “may,” “will,” “should,” “could” or “might” occur or be achieved and other similar expressions together with the negative of such expressions. These forward-looking statements reflect management’s current beliefs and expectations and are based on information currently available to management, as well as its analysis made in light of its experience, perception of trends, current conditions, expected developments and other factors and assumptions believed to be reasonable and relevant in the circumstances. These assumptions include, but are not limited to, continuing demand by consumers for video game consoles and accessories, timely reduction of inventory of products manufactured for the Rock Band 4 video game, the continuance of open trade relations between China and the United States, the ability to maintain or extend our existing licenses, the ability to continue producing and selling our products in accordance with various intellectual property that might apply to said products, the continued financial viability of our largest customers, the continuance of timely and adequate supply from third party manufacturers and suppliers, no significant fluctuations in the value of the U.S. dollar relative to other currencies, the continued satisfaction of our obligations under our existing loan agreements and any future loan agreements we may obtain, and continued listing of our common stock on the NYSE MKT. Forward-looking statements are subject to significant risks, uncertainties, assumptions and other factors, any of which could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Investors should not place undue reliance on such forward-looking statements. Forward-looking statements are not guarantees of future performance or outcomes and actual results could differ materially from those expressed or implied by the forward-looking statements. We assume no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise except as required by law.

Contact:
David McKeon	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
dmckeon@madcatz.com or (858) 790-5045

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands, except share and per share data)

	(Unaudited)
	Three Months		Year Ended
	Ended March 31,		Ended March 31,
	2016	2015	2016	2015
Net sales	$17,144	$16,558	$134,074	$86,223
Cost of sales	18,017	12,686	111,658	62,379

Gross (loss) profit	(873)	3,872	22,416	23,844

Operating expenses:
Sales and marketing	1,959	2,691	13,997	11,253
General and administrative	2,516	2,592	10,648	10,802
Research and development	830	775	3,699	2,995
Restructuring and severance costs	2,990	—	2,990	—
Amortization of intangible assets	113	109	445	437

Total operating expenses	8,408	6,167	31,779	25,487

Operating loss	(9,281)	(2,295)	(9,363)	(1,643)
Other income (expense):
Interest expense, net	(420)	(212)	(1,698)	(775)
Foreign currency exchange gain (loss), net	47	(284)	(703)	(784)
Change in fair value of warrant liabilities	604	542	887	598
Other income	54	80	94	172

Total other income (expense)	285	126	(1,420)	(789)

Loss before income taxes	(8,996)	(2,169)	(10,783)	(2,432)
Income tax benefit (expense)	1,733	7,725	(837)	7,179

Net (loss) income	($7,263)	$5,556	($11,620)	$4,747

Net (loss) income per share:
Basic	($0.10)	$0.09	($0.16)	$0.07

Diluted	($0.10)	$0.09	($0.16)	$0.07

Shares used in per share computations:
Basic	73,469,571	64,688,371	73,469,571	64,350,893

Diluted	73,469,571	64,798,978	73,469,571	64,776,699

Consolidated Balance Sheets

(in thousands)

	March 31,	March 31,
	2016	2015
ASSETS
Current assets:
Cash	$2,436	$5,142
Restricted cash	680	—
Accounts receivable, net	9,585	7,823
Other receivables	998	560
Inventories	23,005	15,479
Deferred tax assets	—	2,245
Income taxes receivable	159	967
Prepaid expenses and other current assets	2,969	1,293

Total current assets	39,832	33,509
Deferred tax assets	9,449	7,605
Other assets	531	418
Property and equipment, net	2,921	3,376
Intangible assets, net	2,270	2,584

Total assets	$55,003	$47,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans	$16,076	$7,920
Accounts payable	25,354	16,404
Accrued liabilities	8,153	4,196
Notes payable	73	1,015
Income taxes payable	173	141

Total current liabilities	49,829	29,676
Notes payable, less current portion	145	36
Warrant liabilities	300	1,187
Deferred tax liabilities	10	43
Other long-term liabilities	699	762

Total liabilities	50,983	31,704
Shareholders’ equity:
Common stock	63,552	63,128
Accumulated other comprehensive loss	(5,695)	(5,123)
Accumulated deficit	(53,837)	(42,217)

Total shareholders’ equity	4,020	15,788

Total liabilities and shareholders’ equity	$55,003	$47,492

Consolidated Statements of Cash Flows

(in thousands)

	Year
	Ended March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) income	($11,620)	$4,747
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,435	2,050
Accrued and unpaid interest expense on note payable	—	10
Amortization of deferred financing fees	336	87
Loss on disposal of assets	—	(73)
Stock-based compensation	424	520
Change in fair value of warrant liabilities	(887)	(598)
Provision for deferred income taxes	368	(8,039)
Changes in operating assets and liabilities:
Accounts receivable	(1,802)	141
Other receivables	(448)	582
Inventories	(7,696)	1,024
Prepaid expenses and other current assets	(1,460)	187
Other assets	111	47
Accounts payable	9,140	1,627
Accrued liabilities	3,994	(1,131)
Deferred rent	(64)	410
Income taxes receivable/payable	820	(119)

Net cash (used in) provided by operating activities	(6,349)	1,472

Cash flows from investing activities:
Purchases of intangible assets	(130)	—
Purchases of property and equipment	(1,753)	(2,067)

Net cash used in investing activities	(1,883)	(2,067)

Cash flows from financing activities:
Borrowings on bank loans	128,833	65,442
Repayments on bank loans	(120,677)	(63,134)
Payment of financing fees	(818)	(85)
Changes in restricted cash	(680)	—
Borrowings on notes payable	95	—
Repayments on notes payable	(1,085)	(1,434)
Proceeds from exercise of stock options	—	236
Payment of expenses related to issuance of common stock	(164)	—
Proceeds related to issuance of common stock	—	3,399

Net cash provided by financing activities	5,504	4,424

Effects of foreign currency exchange rate changes on cash	22	(183)

Net (decrease) increase in cash	(2,706)	3,646
Cash, beginning of period	5,142	1,496

Cash, end of period	$2,436	$5,142

Supplementary Data

Adjusted EBITDA (Loss) Reconciliation (non-GAAP)

(in thousands)

(Unaudited)

	Three Months		Year Ended
	Ended March 31, 2016		Ended March 31, 2016
	2016	2015	2016	2015
Net (loss) income	($7,263)	$5,556	($11,620)	$4,747
Adjustments:
Depreciation and amortization	724	514	2,435	2,050
Stock-based compensation	67	144	424	520
Change in fair value of warrant liabilities	(604)	(542)	(887)	(598)
Interest expense, net	420	212	1,698	775
Income tax (benefit) expense	(1,733)	(7,725)	837	(7,179)

Adjusted EBITDA (loss)	($8,389)	($1,841)	($7,113)	$315

Adjusted EBITDA, a non-GAAP (“Generally Accepted Accounting Principles”) financial measure, represents net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation and change in the fair value of warrant liabilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income (loss) as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Our management believes, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. Our management uses Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.